UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2016

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7915 Baymeadows Way, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The disclosure under Item 3.02 is incorporated herein by reference to the extent required.

Item 3.02.	Unregistered Sales of Equity Securities.

On January 21, 2016, ParkerVision, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor identified on the signature page thereto (the “Investor”), which provides for the sale of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) at a price of $0.22 per share for aggregate gross proceeds of approximately $1,000,000.

The total number of shares that are subject to the Purchase Agreement represent 4.1% of the issued and outstanding shares of Common Stock immediately prior to the entry into the agreements.

Under the Purchase Agreement, the Company has agreed to indemnify the Investor for liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in the Purchase Agreement or related documents or (ii) any action instituted against the Investor by any of the Company’s shareholders (other than shareholders who are affiliated with the Investor) with respect to the offering, subject to certain exceptions. The Purchase Agreement also contains customary representations and warranties and covenants of the Company and is subject to customary closing conditions. The Company anticipates that the offering will close on or about January 25, 2016 (“Closing Date”), subject to the satisfaction or waiver of the closing conditions.

The Common Stock was offered and sold solely to the accredited investor on a private placement basis under Section 4(a)(2) of the Securities Act of 1933, as amended.   The shares do not have registration rights.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibits 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits:

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement.

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2016

PARKERVISION, INC.

By:	/s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement.

99.1	Press release.

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